PRESS RELEASE
February 26, 2014

For Immediate Release Contact: Tom Skiba Chief Financial Officer email: tskiba@sajan.com phone: 715-426-9505

Sajan, Inc. announces record revenue for

fourth quarter and fiscal year 2013

Fourth quarter revenue increases 27 percent over prior year period

RIVER FALLS, Wis., February 26, 2014- Sajan, Inc. (SAJA), a leading provider of global language services and translation management system technology, today reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

Highlights for the fourth quarter include the following:

•	Revenues grew to $6,584,000 compared to $5,180,000 in the fourth quarter of 2012.
•	Gross margin was 41 percent, the Company’s best quarterly performance of the year.
•	Net income was $38,000 compared to a net loss of $39,000 in the fourth quarter of 2012.
•	Adjusted EBITDA was $442,000 compared to $253,000 in the fourth quarter of 2012. Fourth quarter 2013 results include $119,000 of expenses related to evaluating potential acquisition candidates during the quarter. See the section entitled “Non-GAAP Financial Measures” below for a reconciliation of Adjusted EBITDA to Net Income.

Highlights for the fiscal year include the following:

•	Revenues grew 17 percent to $23,961,000 compared to $20,511,000 in 2012.
•	Gross margin grew 400 basis points to 39 percent compared to 35 percent in 2012

•	Adjusted EBITDA was a record $1,316,000 compared to $55,000 in 2012.

In 2013, the Company took a series of actions that contributed to the year-over-year financial performance, including:

•	Launched Sajan Transplicity, Sajan’s proprietary industry-leading translation management system technology. The release of Transplicity contributed to the Company’s 2013 revenue growth and 400 basis point improvement in gross margin.
•	Made several strategic staff additions which contributed to revenue growth from the Company’s international customers. In 2013 foreign revenue grew 24% compared to a decline of 7% in 2012.
•	Created operational efficiency gains that grew revenue without substantially growing staff.
•	Expanded the R & D team to further enhance Sajan Transplicity for greater efficiencies, more margin improvements and increased future sales opportunities.

“Our improved 2013 financial performance is reflective of the progress the Company is making towards its strategic objectives to grow revenue and improve operating leverage” said Shannon Zimmerman, CEO of Sajan. “Going forward we will focus on growing revenue through strategic acquisitions, expanding the Sajan footprint within existing and new clients and advancing our technology capabilities, all while remaining lean and efficient”.

Non-GAAP Financial Measures – Adjusted EBITDA

	Three months ended December 31,		Year ended December 31,
(in thousands)	2013	2012	2013	2012
Net income (loss)	$38	$(39)	$38	$(1,052)
Interest expense	27	28	110	99
Income taxes	71	24	96	57
Depreciation and amortization	229	183	825	772
Stock-based compensation	77	57	247	179
Adjusted EBITDA	$442	$253	$1,316	$55

We calculate Adjusted EBITDA by taking net income (loss) calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses and for budgeting and planning purposes. This measure is also used in financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents this non-GAAP financial measure in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Conference Call Details

The Company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on February 26, 2014. The Company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on March 5, 2014 by dialing 1-888-451-8962.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market. The foundation of Sajan’s solution is its industry-leading language translation management system technology, Sajan Transplicity, which provides process automation and innovative multilingual content reuse to ensure schedule predictability, higher quality and cost efficiencies for its clients. By working closely with its clients, Sajan’s experienced team of localization professionals develops tailored solutions that lend flexibility to any large or small business that truly desires to “think globally but act locally.” Based in the United States, Sajan also has offices in Ireland, Spain and Singapore. Visit Sajan online at www.sajan.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company's press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 29, 2013, under the heading "Item 1A. Risk Factors".  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) Amounts in thousands except per share data

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Revenues	$6,584	$5,180	$23,961	$20,511
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	3,896	3,352	14,577	13,299
Sales and marketing	797	618	3,212	2,432
Research and development	240	149	923	1,097
General and administrative	1,275	946	4,168	3,868
Depreciation and amortization	229	183	825	772
Income (loss) from Operations	147	(68)	256	(957)
Other income (expense), net	(38)	53	(122)	(38)
Income (loss) before income taxes	109	(15)	134	(995)
Income tax expense	(71)	(24)	(96)	(57)
Net income (loss)	$38	$(39)	$38	$(1,052)
Income (loss) per common share – basic	$0.00	$(0.00)	$0.00	$(0.07)
Weighted average shares outstanding – basic	16,268	16,202	16,268	16,202
Weighted average shares outstanding – diluted	16,684	16,202	16,409	16,202

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Amounts in thousands

	December 31, 2013	December 31, 2012

Assets

Current assets
Cash and cash equivalents	$1,364	$893
Accounts receivable, net of allowance	3,810	3,192
Unbilled services	1,197	1,016
Other current assets	431	448
Total current assets	6,802	5,549
Property and equipment, net	1,000	805
Other assets, net	856	942
Total Assets	$8,658	$7,296

Liabilities and Stockholders' Equity

Current liabilities
Accounts payables	$2,555	$2,502
Line of credit	-	400
Other current liabilities	2,762	1,434
Total current liabilities	5,317	4,336
Long-term liabilities	843	757
Total liabilities	6,160	5,093
Stockholders' equity	2,498	2,203
Total Liabilities and Stockholders' Equity	$8,658	$7,296